Exhibit 23.10

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form F-4 of Pemex Project Funding Master Trust of our report dated March 22, 2001 relating to the 2000 financial statements of P.M.I. Holdings, N.V., which appears in the Petroleos Mexicanos’ Annual Report on Form 20-F for the year ended December 31, 2002. We also consent to the references to us under the headings “Experts” and “Selected Financial Data” in such Registration Statement.

Curaçao, August 25, 2003

/s/ PRICEWATERHOUSECOOPERS
PricewaterhouseCoopers